Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

July 28, 2023

IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, ME 04092

Subject: Agreements Extensions

Reference is made to (i) the agreement dated October 16, 2003 (such agreement, as later amended from time to time, the “US Agreement”) between Ortho-Clinical Diagnostics, Inc. (“Ortho”) and IDEXX Operations, Inc., a subsidiary of IDEXX Laboratories, Inc. (“IDEXX US”), and (ii) the agreement dated
October 17, 2003 (such agreement, as later amended from time to time, the “Europe Agreement”; the US Agreement and the Europe Agreement together also the “Agreements”) between Ortho and IDEXX B.V., a subsidiary of IDEXX Laboratories, Inc. (“IDEXX Europe” together with IDEXX US also “IDEXX”; Ortho and IDEXX each also a “Party” and together also the “Parties”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreements. The Parties hereto agree as follows (this letter agreement the “Letter Agreement”) with effect as of July 1, 2023:

    1. Extension of Agreements

The last sentence of Section 7.02(a) of each of the Agreements (as amended under the amendment No.
4 of the US Agreement and amendment No. 3 of the Europe Agreement) is hereby deleted. Sections 18.01 and 18.02 of each of the Agreements (as amended under the amendment No. 4 of the US
Agreement and amendment No. 3 of the Europe Agreement) are hereby deleted and replaced as follows:

“Subject to the terms and conditions set forth herein, the term of the Agreement shall be the period from the Commencement Date until December 31, 2033 (the “Term”). The Parties agree that, subject to each other pricing adjustment mechanism set forth in the Agreements (including but not limited to as a result of [**]), the volume-tiered pricing for each calendar year during the Term after [**]([**]) shall be increased yearly by [**] over the volume-tiered pricing of the respective prior year.
–[**].”

2. Ortho’s Limited Manufacturing Capacity

IDEXX understands and acknowledges that Ortho’s manufacturing capacity is expected to reach capacity during the Term and accordingly, at the end of Section 5.04 of each of the Agreements (as amended under the amendment No. 8 of the US Agreement and amendment No. 6 of the Europe Agreement), the following sentence shall be added:

“Notwithstanding anything contained in this Agreement to the contrary, IDEXX hereby agrees that (i) during each calendar year during the Term, Ortho shall not be obligated to manufacture or supply more than [**] VETTEST Slides (including Catalyst slides) in the aggregate under both Agreements, (ii) any failure by Ortho to fulfill orders in excess of [**] VETTEST Slides in any calendar year shall not give rise to a breach of the Agreements by Ortho or any cause of action or other claim against Ortho or any remedy of IDEXX, and (iii) for the avoidance of doubt, nothing in this sentence shall limit the rights or increase the obligations of Ortho in connection with any force majeure event subject to Section 20.01 of the Agreement.”

3. No Other Changes

Except as expressly modified by this Letter Agreement, the Agreements shall remain and continue in full force and effect. This Letter Agreement shall become part of each of the Agreements as if set forth in full therein, and references to each of the Agreements shall be to each of the Agreements as amended.

4. Entire Agreement

Each of the Agreements (as amended by this Letter Agreement) constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter of this Letter Agreement. To the extent of any conflict or inconsistency between the terms of this Letter Agreement and the Agreements, the terms of this Letter Agreement shall prevail.

Upon IDEXX’s countersignatures below, this Letter Agreement shall become effective and binding upon the Parties in accordance with its terms.

Kind regards,

/s/ Ed Russell
Ed Russell
SVP, Business Development
On behalf of Ortho-Clinical Diagnostics, Inc.

Accepted and Agreed:

IDEXX Operations, Inc.	IDEXX B.V.

/s/ Jeffery D. Chadbourne	/s/ Jeffery D. Chadbourne
By: Jeffery D. Chadbourne	By: Jeffery D. Chadbourne
Title: V.P., Finance	Title: V.P., Finance
Date: Aug-03-2023	Date: Aug-03-2023